Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$632,940
Unrealized Gain (Loss) on Market Value of Futures	(1,313,558)
Interest Income	969
ETF Transaction Fees	2,000
Total Income (Loss)	$(677,649)

Expenses
Investment Advisory Fee	$5,396
Brokerage Commissions	1,369
NYMEX License Fee	208
Non-interested Directors' Fees and Expenses	46
Prepaid Insurance Expense	12
Other Expenses	8,525
Total Expenses	15,556
Expense Waiver	(7,176)
Net Expenses	$8,380
Net Gain (Loss)	$(686,029)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/09	$7,742,847
Additions (300,000 Units)	8,007,338
Net Gain (Loss)	(686,029)

Net Asset Value End of Period	$15,064,156
Net Asset Value Per Unit (600,000 Units)	$25.11

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502